UNITED STATES
                        SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                     FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
                          SECURITIES EXCHANGE ACT OF 1934


        Date of report (Date of earliest event reported)   October 14, 2004

                               Plymouth Rubber Company, Inc.
                   (Exact Name of Registrant as Specified in Its Charter)

                                     Massachusetts
                     (State or Other Jurisdiction of Incorporation)

                       1-5197                       04-1733970
               (Commission File Number) (IRS Employer Identification No.)


            104 Revere Street, Canton, Massachusetts      02021
            (Address of Principal Executive Offices)    (Zip Code)


                                   (781) 828-0220
               (Registrant's Telephone Number, Including Area Code)


           (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 [ ] Written communications pursuant to Rule 425 under the Securities Act
     (17 CFR 230.425)

 [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
     (17 CFR 240.14a-12)

 [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 3.01 -  Notice of Delisting or Failure to Satisfy a
Continuing Listing Rule or Standard; Transfer of Listing.

On May 23, 2003, the Company had received notification from the American Stock Exchange (the "AMEX") that, as of the first quarter of fiscal 2003, the Company was not in compliance with AMEX listing standards, due to shareholders' equity being less than $2,000,000 and losses from continuing operations and/or net losses in two of its three most recent fiscal years. In order to maintain the listing of its common stock on AMEX, Plymouth was required to submit a plan by June 23, 2003, subject to acceptance by AMEX, describing actions to be taken to bring it into compliance with listing requirements within 18 months. On June 23, 2003 the Company submitted to AMEX a plan describing the program by which the Company would be brought back into compliance with AMEX's listing standards by the end of November 2004. On August 25, 2003, AMEX accepted this plan of compliance and granted an extension of time through November 2004 to regain compliance, subject to periodic review by AMEX during the extension period. The Company is not currently in compliance with this listing standard.

On December 31, 2003, the Company had received notification from AMEX that the Company's Class A Common Stock and Class B Common Stock are each subject to delisting for having aggregate publicly held market values of less than $1,000,000 for more than 90 consecutive days. In order for the Company to maintain the listings of its Common Stock, it was to submit a plan, subject to acceptance by AMEX, by January 26, 2004 advising AMEX of actions to bring it into compliance with continued listing standards by March 10, 2004. The Company had been considering the feasibility of such a plan of compliance and had asked AMEX for an extension of time to submit a compliance plan or pursue alternatives to continued AMEX listing. The Company is not currently in compliance with this listing standard. On May 10, 2004, the Company submitted a letter, which described the program by which the Company would be brought back into compliance with AMEX's listing standards by the end of fiscal 2004.

On October 15, 2004, the Company received notification from AMEX that the Company was also not in compliance with AMEX listing standards, due to shareholders' equity being less than $4,000,000 and losses from continuing operations and/or net losses in three of its four most recent fiscal years, and that, if the Company is not in compliance with the listing standards by November 23, 2004, AMEX would initiate delisting proceedings as appropriate, subject to an appeal process. The Company believes that the program submitted to AMEX on May 10, 2004, should it be achieved, would allow the Company to be brought back into compliance with this listing standard as well.

Failure to make progress consistent with these listing standards by November 23, 2004 could result in the Company's shares being delisted from AMEX. Should this occur, the Company would consider several options, including having its common shares traded over the counter.



                                  Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                     Plymouth Rubber Company, Inc.

                  /s/Joseph J. Berns
                     Joseph J. Berns
                     Vice President - Finance and Treasurer, Principal Financial Officer and Principal Accounting Officer

Date:  October 20, 2004